EXHIBIT 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-153098, No. 333-16589, No. 333-168590 and No. 333-181380) and S-3 (No. 333-193316, No. 333-238324 and 333-261309) of Ur- Energy Inc. of our report dated March 9, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 9, 2022